SEAGULL ENERGY CORPORATION
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


          WHEREAS, SEAGULL ENERGY CORPORATION (the "Company"), desiring to aid certain of its executives in making provision for their retirement for the purpose of assisting the Company to recruit and retain key management personnel, has decided to adopt the following SEAGULL ENERGY CORPORATION EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (the "Plan");

          NOW, THEREFORE, the Plan shall be and is hereby adopted as follows, effective as of January 1, 1986:

                         I. Definitions and Construction

          l.0l  Definitions

          Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary. (1) Accrued Benefit: The benefit of a Member determined under the Plan.

          (2) Actuarial Equivalent: Equality in value of the aggregate amounts expected to be received under different forms of payment based upon mortality and interest rate assumptions adopted by the actuary for the Plan.

          (3) Annuity Starting Date: The first day of the first period with respect to which an amount is received as a benefit pursuant to the Plan.

          (4) Applicable Percentage: The percentage determined by the Committee and set forth in a Member's Membership Agreement which is used to compute his Accrued Benefit.

          (5) Average Monthly Compensation: The result obtained by dividing the total Compensation paid to a Member during a considered period by the number of months during the considered period. The considered period shall be the Member's last five consecutive calendar years of employment; provided, that if a Member has less than five consecutive calendar years of employment, his considered period shall be all of his completed calendar years of employment.

          (6) Committee: The Compensation Committee of the Directors.

          (7) Company: Seagull Energy Corporation.

          (8) Compensation: The total of all amounts paid by the Company to or for the benefit of a Member for services rendered or labor performed while a Member, excluding, however, non-cash remuneration, income incurred as a result of the exercise of stock options or stock appreciation rights, incentive bonuses or other supplemental pay (whether paid in cash or in kind) and contributions to any other deferred compensation program. Notwith- standing the foregoing, a Member's Compensation shall be deemed to include any amount of remuneration from the Company which he could have received in cash but elected to defer pursuant to the provisions of a qualified cash or deferred arrangement within the meaning of section 401(k) of the Internal Revenue Code of 1954, as amended.

          (9) Directors: The Board of Directors of the Company.

          (10) Effective Date: January 1, 1986.

          (11) Eligible Surviving Spouse: A surviving spouse to whom a deceased Member was married on the date of execution of his Membership Agreement.

          (12) Member: Any employee of the Company or any subsidiary of the Company who has been designated by the Committee to be a Member of the Plan and who has executed a Membership Agreement.

          (13) Membership Agreement: The agreement executed by and between an employee of the Company evidencing his status as a Member of the Plan and setting forth the terms and conditions of such membership. A Member's Membership Agreement may change any provision of the Plan as it pertains to such Member and such provision as so changed shall be applicable and binding with respect to such Member and the Company as if set forth in the text of the Plan.

          (14) Normal Retirement Date: The date upon which a Member attains sixty-five years of age.

          (15) Pension: With respect to a Member entitled to receive benefits under the Plan, a series of monthly payments for the life of the Member.

          (16) Plan: The Seagull Energy Corporation Executive Supplemental Retirement Plan, as amended from time to time.

          (17) Plan Year: Any twelve consecutive month period commencing upon January l of each year.

          (18) Social Security Benefit: The amount of the monthly benefit which, under the provisions of the federal Social Security Act, as amended, such Member is, or will be, entitled to receive as his "primary insurance amount" at age sixty-five assuming (i) that he has made or will make appropriate and timely application for such benefit, (ii) that no event has occurred or will occur by reason of which the amount of such benefit has been or will be delayed, suspended or forfeited in whole or in part, (iii) that if he terminates employment prior to attaining age sixty-five he will receive no further Compensation (which would be treated as taxable wages for purposes of the federal Social Security Act) after the time of his termination of employment,
(iv) that if he terminates employment prior to attaining age sixty-five by reason of disability and is eligible for a benefit from the Plan, his Social Security Benefit shall mean the disability benefit or old age insurance benefit received by him under the federal Social Security Act, and (v) that if he dies before attaining age sixty-five and while employed, his Social Security Benefit shall be determined as described in (iii) above. As used herein, the term "primary insurance amount" shall have the meaning ascribed to it in the federal Social Security Act as amended.

          (19) Vested Interest: The percentage of a Member's Accrued Benefit which, pursuant to the Plan and his Membership Agreement, is nonforfeitable.

          l.02 Number and Gender

          Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.


                       II. Purpose and Nature of the Plan

          The purpose of the Plan is to provide supplemental retirement benefits for those employees who are designated by the Directors as Members and who complete the required period of employment with the Company. The Plan is intended to provide a method for attracting and retaining key employees of the Company and to encourage such individuals to remain with the Company and devote their best efforts to its affairs. The Plan shall constitute an unfunded, unsecured obligation of the Company to make retirement benefit payments in accordance with the provisions of the Plan. The establishment of the Plan shall not be deemed to create a trust. No Member shall have any security or other interest in any assets of the Company.


                               III. Participation

          3.0l  Selection  of  Participants

          The Committee shall select those individuals who will participate in the Plan. Members of the Plan shall be selected from among those key employees of the Company or any subsidiary of the Company who, in the opinion of the Committee, are in a position to make the most significant contributions to the long-term profitability of the Company. The term "employee" shall mean any person (including any officer) employed by the Company or a subsidiary on a fulltime salaried basis and shall include directors who are also employees of the Company or of a subsidiary. For purposes of the foregoing, the term

"subsidiary" shall mean any corporation a majority of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Company. No member of the Committee while serving as such shall be eligible to be a Member of the Plan.

          3.02 Notice

          The Committee shall give writ ten notice to each employee who has been selected to be a Member of the Plan. Each Member of the Plan shall execute a Membership Agreement setting forth the terms and conditions of his membership.

                                  IV. Benefits

          4.0l No Benefits  Unless  Herein Set Forth

          Except as set forth in this Article, a Member shall acquire no right to any benefit under the Plan.

          4.02  Retirement

          (a) A Member whose employment with the Company is terminated, for a reason other than death, on or after his Normal Retirement Date shall be entitled to receive, as of such date, a Pension commencing on the first day of the month coinciding with or next following the Member's Normal Retirement Date, each monthly payment of such Pension being equal to the following amount:

          (1) his  Applicable  Percentage of his Average  Monthly  Compensation;
              minus

          (2) the sum of his Social Security Benefit and his benefits received or receivable under any qualified defined benefit pension plan (expressed in the form of the Actuarial Equivalent of a Pension).

          For purposes of computing item (2) above, the Member shall supply the Committee with such information as it may reasonably request. If a Member fails to supply the Committee with such information, the Company shall have no obligation to pay any benefits under the Plan to such Member.

          (b) With respect to any Mem ber who is to receive his benefit pursuant to Paragraph (a) above, such Member's Annuity Starting Date shall be his Normal Retirement Date or, if later, the first day of the first month coincident with or immediately following his retirement.

          4.03 Severance Benefit

          (a) For purposes of this

Section,  a  Member's  Vested  Interest  shall be  determined  by such  Member's full years of Vesting Service in accordance with the vesting schedule established by the Committee with respect to such Member at the time he is designated as a Member of the Plan. A Member's vesting schedule shall be set forth in his Membership Agreement. A Member shall be credited with one year of Vesting Service for each calendar year during which he is employed by the Company on a full-time basis or during which he is entitled to severance benefits pursuant to a contract or the Company's regular severance policy.

          (b) Paragraph (a) above not withstanding, a Member shall have a 100% Vested Interest upon termination of his employment by reason of total and permanent disability.

          (c) Each Member whose employ ment is terminated for any reason other than death or retirement on or after his Normal Retirement Date shall be entitled to receive a Pension commencing on the first day of the month coinciding with or next following such Member's Normal Retirement Date, each monthly payment of such Pension being equal to the product of such Member's Vested Interest, as of the date his employment was terminated, multiplied by the following amount:

          (1) his  Applicable  Percentage of his Average  Monthly  Compensation;
minus

          (2) the sum of his Social Security Benefit and his benefits received or receivable under any qualified defined benefit pension plan (expressed in the form of the Actuarial Equivalent of a Pension). For purposes of computing item
(2) above, the Member shall supply the Committee with such information as it may reasonably request. If a Member fails to supply the Committee with such information, the Company shall have no obligation to pay any benefits under the Plan to such Member.

          (e) With respect to any Member who is to receive his benefit pursuant to Paragraph (c) above, such Member's Annuity Starting Date shall be his Normal Retirement Date.

          4.04 Death Benefits

          (a) Except as provided in this Paragraph (a), no benefits shall be paid pursuant to this Plan with respect to any Member who dies prior to his Annuity Starting Date. A married Member with an Eligible Surviving Spouse shall have a survivor annuity paid to his Eligible Surviving Spouse in the event such Member dies while employed prior to his Annuity Starting Date; provided, however, that such monthly amount shall be actuarially reduced to the extent payments begin prior to the date the Member attained or would have attained the date the Member attained or would have attained the age of sixty-five. The survivor annuity provided by this Paragraph (a) shall consist of monthly payments in the same amount such deceased Member would have received had he terminated his employment with the Company on the day prior to his death. Payment of the survivor annuity provided by this Paragraph (a) shall begin as of the first day of the month coinciding with or next following the Member's date of death and end as of the date of the Eligible Surviving Spouse's death.

          (b) Except as provided in this Paragraph (b), no benefits shall be paid pursuant to this Plan with respect to any Member who dies after his Annuity Starting Date. Any married Member with an Eligible Surviving Spouse who dies after his Annuity Starting Date, shall have paid to such Eligible Surviving Spouse a survivor annuity consisting of monthly payments in an amount equal to the monthly amount the Member was receiving prior to his death. Such survivor annuity shall commence as of the first day of the month coinciding with or next following the Member's date of death and shall end as of the date of the Eligible Surviving Spouse's death.

                                 V. Forfeitures


          5.01 Discharge for Cause

          If a Member's employment is terminated by the Company or one of its subsidiaries because he has engaged in misconduct to the material detriment of the Company or because he has been convicted of a felony, he shall not be entitled to receive any benefit under the Plan and his Accrued Benefit shall be forfeited.

          5.02  Competition with the Company

          If a Member engages in competitive activities against the Company and its subsidiaries to the material detriment of the Company and its subsidiaries following his termination of employment, he shall forfeit all right and entitlement to any amount of Accrued Benefit under the Plan (regardless of whether payment of same has commenced) at the time he engages in such competitive activities.


                         VI. Administration of the Plan

          6.01  Administration

          The Committee shall be charged with the general administration of the Plan. The Committee shall be the "plan administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan.

          6.02 Committee

          Actions All Committee actions shall be controlled by a vote of a majority of its members; however, the signature of any Committee member on any document shall be sufficient evidence for any person that such document is in accordance with the terms of this Plan.

          6.03 General

          Duties The Committee shall have the exclusive duty and authority interpret the provisions of the Plan, to decide any disputes which may arise regarding the rights of Members and to direct the general administration of the Plan. Any disputes arising under the Plan shall be resolved by the Committee, and its decision shall be binding on all concerned parties. In the event that an individual's claim for a benefit is denied or modified, the Committee shall provide such individual with a written statement setting forth the specific reasons for such denial or modification in a manner calculated to be understood by the individual. Any such written statement shall reference the pertinent provisions of the Plan upon which the denial or modification is based and shall explain the Plan's claim review procedure. Such individual may, within sixty days of receipt of such written statement, make written request to the Committee for review of its initial decision. Within sixty days following such request for review, the Committee shall, after affording such individual a reasonable opportunity for a full and fair hearing, render its final decision in writing to such individual.

          6.04 Committee Records

          The Committee shall maintain records of all relevant data pertaining to the Plan and minutes of all Committee meetings. Any Member may inspect any records pertaining to him during business hours.

          6.05 Expenses

          All administrative expenses of the Committee shall be paid by the Company and its subsidiaries in such proportions as may be agreed upon by them from time to time.

          6.06 Information

          The Company shall supply full and timely information relating to Members and such other pertinent facts as the Committee may require.

          6.07  Administrative Powers

          The Committee shall enforce the terms of the Plan and shall have powers necessary to accomplish that purpose including, but not by way of limitation, the following powers:

          (a) to determine all questions relating to eligibility;


          (b) to determine all questions involving benefits payable to Members;

          (c) to hire legal counsel;

          (d) to interpret Plan provisions and made and publish rules for the administration of the Plan;

          (e) to  delegate   administrative  duties  to  others  which  are  not
              inconsistent with the terms of the Plan.

                         VII. Amendment and Termination

          7.01 Right to Amend Reserved

          The Company reserves the right to amend the Plan at any time. The Company shall promptly forward a copy of any such amendment to the Committee.

          7.02  Termination  of Plan

          The Company may terminate the Plan at any time by filing a written notice at least ten days before termination with the Committee and the Members; provided, however, no such termination shall deprive any Member of any Accrued Benefit under the Plan to the extent that such Member has a Vested Interest in such Accrued Benefit attributable to Vesting Service credited as a result of employment completed prior to the date of such termination.

          7.03 Automatic  Termination of Plan

          The Plan shall terminate if the Company is legally dissolved, declared bankrupt or makes a general assignment for the benefit of its creditors, provided that Members shall have rights as general creditors of the Company upon occurrence of any such event.


                               VIII. Miscellaneous

          8.01  Alienability

          A Member shall not have any power or right to transfer, assign, anticipate, mortgage, commute or otherwise encumber in advance any of the benefits payable hereunder, nor shall said benefits be subject to seizure for payment of any debts or judgments of any of them, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

          8.02  Participation in Other Plans

          Nothing contained in the Plan shall be construed to alter, abridge or in any manner affect the rights and privileges of a Member to participate in any pension, profit sharing, bonus or similar plan with the Company may now or hereafter have.

          8.03  Reorganization

          The Company shall not merge or consolidate with any other corporation, or reorganize, unless and until such succeeding or continuing corporation agrees to assume and discharge the obligations of the Company under the Plan.

          8.04 Not a  Contract  of  Employment

          The Plan shall not be deemed to constitute a contract of employment nor shall any provision herein restrict the right of the Company to discharge a Member or restrict the right of a Member to terminate his employment.

          8.05 Benefits  Constitute  Unsecured Liability

          Benefits under the Plan constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions hereof, and neither a Member nor any person claiming under him shall have any security or other interest in any specific assets of the Company by virtue of the Plan.

          8.06  Governing  Law

          The Plan shall be construed, administered and governed in all respects by the laws of the State of Texas.

          8.07  Counterparts

          The Plan may be executed or conformed in any number of counterparts, each of which will be deemed an original.

          IN WITNESS WHEREOF, the Company has executed this Plan on the 3rd day of February, 1986, effective as of January 1, 1986.


ATTEST:                                           SEAGULL ENERGY CORPORATION


/s/ SYLVIA SANCHEZ                                   /s/ BARRY GALT
_________________________                         By ___________________________
Secretary

                               FIRST AMENDMENT TO
                           SEAGULL ENERGY CORPORATION
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN



          WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted the SEAGULL ENERGY CORPORATION EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (the "Plan"); and

          WHEREAS, the Company desires to amend the Plan;

          NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 1989:

          1. Item (2) of Paragraph (a) of Section 4.02 of the Plan shall be deleted and the following shall be substituted therefor:

          "(2) Fifty percent (50%) of his Social Security Benefit."

          2. Item (2) of Paragraph (c) of Section 4.03 of the Plan shall be deleted and the following shall be substituted therefor:

          "(2) Fifty percent (50%) of his Social Security Benefit."

          3. The second and third sentences of Paragraph (a) of Section 4.04 of the Plan shall be deleted and the following shall be substituted therefor:

          "A married Member with an Eligible Surviving Spouse shall have a survivor annuity paid to his Eligible Surviving Spouse in the event such Member dies while employed prior to his Annuity Starting Date. The survivor annuity provided by this Paragraph (a) shall consist of monthly payments in the same amount such deceased Member would have received had he terminated his employment with the Company on the date prior to his death assuming, for such purposes, that he had a 100% Vested Interest as of such date without regard to his actual Vested Interest as of such date."

          4. The  following  Section  4.05  shall be added to  Article IV of the
Plan:

         "4.05 Disability  Benefits

          (a) A Member whose employment with the Company is terminated by reason of total and permanent disability shall be entitled to receive a Pension commencing on the first day of the month coinciding with or next following the date of such Member's termination of employment, each monthly payment of such Pension being equal to the following amounts:

          (1) his  Applicable  Percentage of his Average  Monthly  Compensation;
          minus

          (2) the sum of 50% of his Social Security Benefit and 100% of disability benefits received by him pursuant to the Seagull Energy Corporation Long Term Disability Income Plan.

          For purposes of computing Item (2) above, the Member shall supply the Committee with such information as it may reasonably request. If a Member fails to supply the Committee with such information, the Company shall have no obligation to pay any benefits under the Plan to such Member. For purposes of this Paragraph (a), a Member shall be deemed to be totally and permanently disabled if such Member has been determined to be eligible for benefits under the Seagull Energy Corporation Long Term Disability Income Plan.

          (b) With respect to any Member who is to receive his benefit pursuant to Paragraph (a) above, such Member's Annuity Starting Date shall be the first day of the first month coincident with or immediately following the date the Committee determines that he is totally and permanently disabled."

          5.  As  amended  hereby,   the  Plan  is  specifically   ratified  and
reaffirmed.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 31st day of January, 1989.


ATTEST:                                          SEAGULL ENERGY CORPORATION



/s/ SYLVIA SANCHEZ                               By /s/ JOE T. RYE
_________________________                        ____________________________

                               SECOND AMENDMENT TO
                           SEAGULL ENERGY CORPORATION
                     EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN



          WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted the SEAGULL ENERGY CORPORATION EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN (the "Plan"); and

          WHEREAS, the Company desires to amend the Plan;

          NOW, THEREFORE, the Plan shall be amended as follows, effective as of January 1, 1989:

          1. Section 4.04 of the Plan shall be deleted and the following shall be substituted therefor:

          "4.04 Death Benefits. (a) A married Member with an Eligible Surviving Spouse shall have a survivor annuity paid to his Eligible Surviving Spouse in the event such Member dies while employed by the Company. The survivor annuity provided by this Paragraph (a) shall consist of monthly payments in the same amount such deceased Member would have received had he terminated his employment with the Company on the date prior to his death assuming, for such purposes, that he had a 100% Vested Interest as of such date without regard to his actual Vested Interest as of such date. Payment of the survivor annuity provided by this Paragraph (a) shall begin as of the first day of the month coinciding with or next following the Member's date of death and shall end as of the date of the Eligible Surviving Spouse's death.

          (b) A married Member with an Eligible Surviving Spouse shall have a survivor annuity paid to his Eligible Surviving Spouse in the event such Member dies after termination of employment with the Company and prior to his Annuity Starting Date. The survivor annuity provided by this Paragraph (b) shall consist of monthly payments in the same amount such deceased Member would have been entitled to receive commencing as of his Annuity Starting Date. Payment of the survivor annuity provided by this Paragraph (b) shall begin as of the first day of the month coinciding with or next following the Member's date of death and shall end as of the date of the Eligible Surviving Spouse's death.

          (c) Any married Member with an Eligible Surviving Spouse who dies after his Annuity Starting Date shall have paid to such Eligible Surviving Spouse a survivor annuity consisting of monthly payments in an amount equal to the monthly amount the Member was receiving prior to his death. Such survivor annuity shall commence as of the first day of the month coinciding with or next following the Member's date of death and shall end as of the date of the Eligible Surviving Spouse's death."

          2.  As  amended  hereby,   the  Plan  is  specifically   ratified  and
reaffirmed.

          IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed this 15th day of December, 1989.


ATTEST:                                               SEAGULL ENERGY CORPORATION


/s/ SYLVIA SANCHEZ                                    By  /s/ JOE T. RYE
_____________________                                 ______________________